EXHIBIT 23.1
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[GRAPHIC OMITTED - LOGO PRICEWATERHOUSE COOPERS]

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                                                      PRICEWATERHOUSECOOPERS LLP
                                                           CHARTERED ACCOUNTANTS
                                                     900 Rene-Levesque Blvd East
                                                                       Suite 500
                                                                  Quebec, Quebec
                                                                  Canada G1R 2B5
                                                     Telephone +1 (418) 522 7001
                                                     Facsimile +1 (418) 522 5663





CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 21, 2001 relating to the financial statements and financial statement schedule, which appears in the 2001 Annual Report to Shareholders, which appears in EXFO Electro-Optical Engineering Inc.'s Annual Report on Form 20-F for the year ended August 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


QUEBEC, QUEBEC, CANADA
FEBRUARY 25, 2002





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.